UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2026
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Central Bancompany, Inc.
(Exact name of registrant as specified in its charter)
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Missouri (State or other jurisdiction of incorporation or organization)	001-42965 (Commission File Number)	43-0959114 (I.R.S. Employer Identification Number)
238 Madison Street Jefferson City, MO 65101
(Address of principal executive offices and zip code)
(573) 634-1111
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CBC	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 - Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 4, 2026, the Board of Directors of Central Bancompany, Inc. (the “Company”) approved new forms of award agreements pursuant to the Company’s 2025 Equity Incentive Plan, which the Company expects to utilize to grant equity awards to certain of its employees, including certain of its executive officers. The award agreements include a Time-Based Restricted Stock Unit Award and a Performance-Based Restricted Stock Unit Award, each of which provide for a right to receive a number of shares of the Company’s common stock upon vesting. The Time-Based Restricted Stock Unit Award for 2026 will provide for vesting over three years, subject to the grantee’s continued employment, and the Performance-Based Restricted Stock Unit Award for 2026 will provide for vesting based on achievement of performance metrics over a performance period running from January 1, 2026 through December 31, 2028, subject to the grantee’s continued employment.
The foregoing description of the award agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Time-Based Restricted Stock Unit Award and the Form of Performance-Based Restricted Stock Unit Award, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference
Item 8.01 - Other Events
First Quarter 2026 Shareholder Dividend
On February 4, 2026, the Board of Directors of the Company declared a dividend of $0.12 per common share payable on March 2, 2026 to stockholders of record as of the close of business on February 20, 2026. This dividend represents an increase of $0.065 per share from the dividend paid in the first quarter of 2025 and a $0.035 per share decrease from the dividend paid in the prior quarter. The dividend paid in the prior quarter consisted of a regular dividend of $0.055 per share and a special fourth quarter dividend of $0.10 per share. Commencing with this quarter’s dividend, the Company intends to pay a regular, consistent quarterly dividend and does not anticipate the payment of fourth quarter special dividends, which was the Company's practice as a private company, however future dividends are not guaranteed and subject to board approval.
A copy of the Company's press release announcing this dividend is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Approval of a New Stock Repurchase Plan
On February 4, 2026, the Board of Directors of the Company approved the Company to repurchase of up to $50 million of shares of the Company’s Class A common stock (the “2026 Repurchase Plan”). This 2026 Repurchase Plan authorization replaces and supersedes the Company’s prior authorizations.
The 2026 Repurchase Plan does not obligate the Company to repurchase any specified number of shares of its common stock. The 2026 Repurchase Plan will be made from time to time by the Company as conditions allow. The shares may be purchased in the open market or negotiated transactions, block trades, accelerated share repurchase transactions or pursuant to one or more trading plans established pursuant to Rule 10b5-1. The number, price, and timing of the repurchases, if any, will be at the Company’s sole discretion and will depend on a number of factors, including market and economic conditions, liquidity needs and other factors and there is no assurance that the Company will purchase any shares under the 2026 Repurchase Authorization.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Form of Time-Based Restricted Stock Unit Award Issued Pursuant to the Central Bancompany, Inc. 2025 Equity Incentive Plan

10.2	Form of Performance-Based Restricted Stock Unit Award Issued Pursuant to the Central Bancompany, Inc. 2025 Equity Incentive Plan

99.1	Press release of the registrant dated February 5, 2026, announcing dividend declaration.

104	The XBRL tags on the cover page of this Form 8-K are embedded within the Inline XBRL document.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCOMPANY, INC.

Date:	February 5, 2026	By:	/s/ James K. Ciroli
Name: James K. Ciroli
Title: Chief Financial Officer (Principal Financial Officer and Authorized Officer)